EXHIBIT 99.1

     MRU HOLDINGS, INC., A STUDENT LOAN FINANCE COMPANY, SECURES ADDITIONAL $4 MILLION EQUITY FINANCING TO EXPAND ITS PRIVATE STUDENT LOAN PROGRAM

NEW YORK, May 9, 2006 - MRU Holdings, Inc. (OTCBB: MHOI.OB), an education finance company, announced today that it has entered into a definitive securities purchase agreement with Lehman Brothers Global Trading Strategies Group, and a group of investors led by Keane Advisors who, together, will invest a total of $4 million as a follow-on investment to MRU's previously announced $25 million Series B convertible preferred private placement financing. Keane Advisors is headed by General John M. Keane and Gregory N. Elinsky. John Keane was the former vice chief of staff of the US Army, is a member of the board of directors of General Dynamics and MetLife, Inc. and is a senior advisor to Kohlberg, Kravis, Roberts. Keane and Elinsky bring several investors with deep experience in building major consumer finance companies, including Ira J. Gumberg, president and chief executive officer of J.J. Gumberg Co. and a member of the board of directors of Mellon Financial and the board of trustees of Carnegie Mellon University, and a number of current and former senior executives of MBNA Inc.

The proceeds will be used to advance MRU's growth strategy in the private student loan market. This includes originating private loans for education utilizing both traditional credit-based underwriting models, as well as its proprietary underwriting models, in order to provide a continuous spectrum of loan products to students through MRU's innovative brand, MyRichUncle.

"There is strong demand for better choices in how students and parents pay for college and graduate education. MRU has shown through its rapid development and its broad line of student loan products that they have the technology and underwriting platform to meet that demand for the widest demographic of the market," said Ira J. Gumberg.

Mr. Edwin McGuinn, chairman and chief executive officer of MRU Holdings, Inc. stated that this recent investment is "the best of all worlds whereby we're obtaining additional capital for growth, and continuing to work with individuals who have deep experience in running and advising large financial services companies We are further positioned to both accelerate the expansion of our private labeled student loan solutions to large financial services companies that are seeking to expand and capitalize on their relationships with their customers, and also emphasize the company as the most innovative and promising player in the student loan space."

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FILINGS AND FORWARD-LOOKING STATEMENTS

ABOUT MRU HOLDINGS, INC.

MRU Holdings, Inc. (OTCBB: MHOI) is a publicly traded specialty finance company that provides students with funds for higher education, and is the innovative force behind "MyRichUncle(TM)". Using a blend of FICO(R)-based underwriting practices and its own proprietary analytic models and decision tools, MRU Holdings offers private and federal loans to students on principal basis through the MyRichUncle brand, at http://www.MyRichUncle.com. A highly scalable origination infrastructure enables the company to develop progressive financial products that facilitate a student's ability to fund their education. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com. Please visit the MyRichUncle website for more information and data on student loans.

ABOUT MYRICHUNCLE

Since May 2005, MyRichUncle has originated private student loans with a student-centric approach. Utilizing a pop-digestible philosophy towards lending combined with breakthrough underwriting platforms, MyRichUncle is re-shaping and shifting the student loan industry by creating new levels of technology that enhance its understanding of borrowers with thin credit files, namely students. At MyRichUncle.com, prospective borrowers can glean a greater understanding of the student loan process. Founders Vishal Garg and Raza Khan have been innovators from the start, with an ultimate goal to change an industry that doesn't function in the best interests of the students. MyRichUncle is based in New York City. For more information, please visit or contact Karin Pellmann at 212-444-7541, email kpellmann@mruholdings.com

SAFE HARBOR STATEMENT

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, MRU Holdings' expectations regarding its ability to develop and commercialize financial products for the higher education marketplace. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair MRU Holdings' results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in MRU Holdings' business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our Registration Statement on Form SB-2 filed with the SEC on March 22, 2005, as further amended. MRU Holdings cautions that certain important factors may have affected and could in the future affect MRU Holdings' beliefs and expectations and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of MRU Holdings. The forward-looking statements contained herein are made as of the date hereof and MRU Holdings does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

         MHOI.OB